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                                                                      EXHIBIT 99

TUESDAY, JUNE 20, 8:04 A.M. EASTERN TIME

REYNOLDS AND REYNOLDS SELLS ITS INFORMATION SOLUTIONS GROUP TO THE CARLYLE GROUP FOR $360 MILLION

REYNOLDS BOARD INCREASES SHARE REPURCHASE AUTHORIZATION BY 5 MILLION SHARES

DAYTON, OHIO, JUNE 20, 2000 -- The Reynolds and Reynolds Company (NYSE:REY) announced today that it has reached a definitive agreement to sell its Information Solutions Group (ISG), the company's document outsourcing and customer relationship management business, to The Carlyle Group for $360 million cash. ISG's current 12-month revenue run rate is about $800 million. The company intends to close the transaction, subject to regulatory approval, during its fourth fiscal quarter which ends September 30.

Rodney Hedeen, president of ISG, will become chief executive officer of the new company. The name of the business will be revealed when the transaction closes.

"ISG has built a very strong business which we expect to continue to grow aggressively in the years ahead. We see no significant changes in the workforce and intend to keep the company headquarters in the Dayton region," Hedeen said. "Our management team is very excited to enter this partnership with Carlyle. We will continue to drive our business strategy of innovative products and services, superior customer satisfaction, and operational excellence. We are clearly on a mission to grow the business and extend our market leadership."

David R. Holmes, Reynolds chairman and CEO, said, "We're very proud of the ISG team. They've created a business with solid revenue growth and profitability, and the industry's highest customer satisfaction level and return on net assets. Now, with a clear focus on value-added document management and marketing solutions, we believe the future looks even brighter for ISG. We're very happy that Carlyle plans to retain the management team, the ISG associates and headquarters in the Dayton area. This is a great day for our ISG associates, the community and the 'new Reynolds' which is now focused exclusively on leading the transformation of automotive retailing."

Reynolds will use the proceeds from the sale to fund its growth initiatives and share repurchase programs, as well as for general corporate purposes. At a meeting yesterday, Reynolds' board of directors approved increasing the company's share repurchase authorization by 5 million shares, from 1.7 million to 6.7 million shares.

The Carlyle Group, founded in 1987, is a Washington D.C.-based global, private equity firm that organizes, structures and acts as lead equity investor in management-led buyouts, private placements and venture capital transactions. Carlyle has more than $10 billion of capital under management. For more information, visit Carlyle's Web site at http://www.thecarlylegroup.com.



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Reynolds and Reynolds, headquartered in Dayton, Ohio, provides advanced solutions for the worldwide automotive retailing marketplace. The company reported revenues of $1.56 billion in fiscal year ended Sept. 30, 1999. For more information on Reynolds and Reynolds, visit http://www.reyrey.com, or call The Reynolds and Reynolds Information Hotline at 1-888-4REYREY.

Certain statements in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Forward-looking statements made or to be made by or on behalf of the company may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forcasted or implied in the forward-looking statements. See also the discussion of factors that may affect future results contained in the company's Current Report on Form 8-K filed with the SEC on February 9, 2000, which we incorporate herein by reference. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                      # # #

CONTACTS:

MEDIA                                      INVESTORS
-----                                      ---------

Reynolds and Reynolds                      Reynolds and Reynolds
Paul Guthrie                               Mitch Haws
937.485.4216                               937.485.4460
paul_guthrie@reyrey.com                    mitch_haws@reyrey.com

ISG
---

Sharon Williamson
937.485.8304
sharon_williamson@reyrey.com